United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 21, 2019
Jones Lang LaSalle Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

200 East Randolph Drive, Chicago, IL	60601
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 312-782-5800
Former name or former address, if changed since last report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
On March 18, 2019, Jones Lang LaSalle Incorporated, a Maryland corporation ("JLL"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), by and among HFF, Inc., a Delaware corporation ("HFF"), JLL CM, Inc., a Delaware corporation and wholly-owned subsidiary of JLL ("Merger Sub"), JLL CMG, LLC, a Delaware limited liability company and wholly-owned subsidiary of JLL ("Merger LLC"), and JLL. The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) Merger Sub will merge with and into HFF, with HFF as the surviving corporation (the "Merger"), and (ii) following the completion of the Merger, the surviving corporation from the Merger will merge with and into Merger LLC (the "Subsequent Merger"), with Merger LLC surviving the Subsequent Merger and continuing as a wholly-owned subsidiary of JLL.
JLL's Board of Directors (the "Board") has, by unanimous vote, approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.
Merger Consideration. Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, (the "Effective Time"), each share of common stock of HFF, par value $0.01 per share ("HFF Shares"), issued and outstanding immediately prior to the Effective Time (other than shares held by JLL, HFF or any of their respective subsidiaries and shares held by any holder of HFF Shares who is entitled to demand and properly demands appraisal of such shares under Delaware law) will convert into (i) $24.63 per share in cash and (ii) 0.1505 of a share of common stock of JLL, par value $0.01 per share ("JLL Common Stock"). No fractional shares of JLL Common Stock will be issued in the Merger, and holders of HFF Shares will receive cash in lieu of any fractional shares of JLL Common Stock.
HFF Stock Options. Pursuant to the Merger Agreement, at the Effective Time, each outstanding unexercised option to purchase HFF Common Stock granted under any HFF stock plan, whether vested or unvested ("HFF Stock Options"), will be converted into an option to purchase JLL Common Stock ("JLL Stock Options"), on the same terms and conditions as were applicable under the HFF Stock Options (including, but not limited to, provisions relating to vesting, forfeiture and the effect of termination of employment). The number of shares of JLL Common Stock subject to each JLL Stock Option will be equal to the number of shares of HFF Common Stock subject to the corresponding HFF Stock Option immediately prior to the Effective Time multiplied by a fraction (i) the numerator of which is the sum of (A) $24.63 and (B) the product of 0.1505 and the five-day volume-weighted average closing price of JLL Common Stock on the New York Stock Exchange for the five trading days immediately prior to the closing date (the "JLL Share Price"), and (ii) the denominator of which is the JLL Share Price (the "Option Exchange Ratio") (subject to certain adjustments and rounding), and the exercise price of such JLL Stock Option will be equal to the per share exercise price of the HFF Stock Options immediately prior to the Effective Time divided by the Option Exchange Ratio (subject to certain adjustments and rounding).
HFF Restricted Stock Units. Pursuant to the Merger Agreement, at the Effective Time, each outstanding award of restricted stock units granted pursuant to any HFF stock plan ("HFF RSUs") will be assumed by JLL and will be converted into an award of restricted stock units with respect to JLL Common Stock ("JLL RSUs"). Each JLL RSU so assumed and converted will continue to have, and will be subject to, the same terms and conditions that applied to the applicable HFF RSUs immediately prior to the Effective Time (including, but not limited to, provisions relating to vesting, forfeiture and the effect of termination of employment). The number of shares of JLL Common Stock subject to each award of JLL RSUs will be equal to the product of (i) the total number of HFF Shares covered by such HFF RSUs immediately prior to the Effective Time multiplied by (ii) 0.301. Any HFF RSUs that are required to be settled immediately prior to the Effective Time will be settled immediately prior to the Effective Time and the holders of HFF RSUs and the HFF Shares received (or to be received) pursuant to such settlement will be treated as HFF Shares outstanding immediately prior to the Effective Time.
HFF Restricted Shares. Pursuant to the Merger Agreement, each restricted HFF Share that is outstanding immediately prior to the Effective Time will receive the same treatment accorded to HFF Shares as specified above in the Merger Consideration section.

Conditions to the Closing of the Merger. The closing of the Merger is subject to certain conditions, including, among others, (i) the adoption of the Merger Agreement by the holders of at least a majority of the outstanding HFF Shares entitled to vote thereon, (ii) the approval for listing on the New York Stock Exchange of the shares of JLL Common Stock issuable to HFF's stockholders pursuant to the Merger Agreement, (iii) the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and regulatory approval by FINRA, the U.K. Financial Conduct Authority, the Federal Home Loan Mortgage Corporation and certain state regulatory authorities, (iv) no court order or other legal restraint or prohibition preventing the consummation of the Merger or the Subsequent Merger, (v) the effectiveness of a registration statement on Form S-4 to be filed with the Securities and Exchange Commission (the "SEC") by JLL in connection with the issuance of shares of JLL Common Stock in the Merger, (vi) in the case of each party's obligation to effect the Merger, the absence of a material adverse effect with respect to the other party since the date of the Merger Agreement and (vii) subject to materiality exceptions, the accuracy of the representations and warranties made by JLL, Merger Sub and Merger LLC, on the one hand, and HFF, on the other hand, and compliance by JLL, Merger Sub, Merger LLC and HFF in all material respects with their respective obligations under the Merger Agreement.
Representations, Warranties and Covenants. Each of the parties to the Merger Agreement has made representations, warranties and covenants in the Merger Agreement that are customary for a transaction of this nature. Among other things, HFF has agreed to certain covenants that, subject to certain exceptions, (i) require HFF and its subsidiaries to conduct their respective businesses in the ordinary course in substantially the same manner as previously conducted, use reasonable best efforts to preserve substantially intact the business organization of HFF and its subsidiaries, maintain all material permits of HFF and its subsidiaries, keep available the services of the current officers and employees of HFF and its subsidiaries and preserve intact the goodwill and ongoing business relationships with third parties, and (ii) restrict the ability of HFF to take certain actions prior to the Effective Time without JLL's consent (not to be unreasonably withheld, conditioned or delayed). Each of the parties to the Merger Agreement is also required to use its reasonable best efforts to obtain all required regulatory approvals, subject to certain exceptions, including that JLL will not be required to take any actions that, individually in the aggregate, would be materially detrimental to the benefits of the transactions contemplated by the Merger Agreement to JLL and its subsidiaries.
Non-Solicitation. The Merger Agreement generally (i) prohibits HFF, its subsidiaries and their respective directors, officers, key employees and representatives from directly or indirectly soliciting third-party proposals relating to, among other transactions, any merger, consolidation or similar transaction involving HFF or its subsidiaries or the acquisition of (A) any business or assets of HFF or its subsidiaries representing more than 15% of the consolidated revenues, net income or assets of HFF and its subsidiaries or (B) more than 15% of the voting power of HFF and (ii) restricts the ability of HFF, its subsidiaries and their respective directors, officers, key employees and representatives to furnish information to, or engage in any discussions with, any third party with respect to any such proposal, subject to certain limited exceptions.
The Merger Agreement also contains covenants that require, subject to certain limited exceptions, that HFF file a proxy statement and call and hold a stockholder meeting, and the board of directors of HFF (the "HFF Board") recommend that HFF stockholders adopt the Merger Agreement. However, at any time prior to the receipt of the requisite stockholder approval, in certain circumstances and after following certain procedures set forth in the Merger Agreement, including providing JLL with a five business day "match" right, the HFF Board is permitted to change its recommendation to HFF's stockholders, in the case of a "Superior Proposal" or in response to an "Intervening Event". In addition, at any time prior to the receipt of the requisite stockholder approval, in certain circumstances and after following certain procedures set forth in the Merger Agreement, the HFF Board may terminate the Merger Agreement, pay the termination fee described below, and cause HFF to enter into a definitive written agreement providing for a "Superior Proposal"
Termination of the Merger Agreement. The Merger Agreement contains specified termination rights for both JLL and HFF. HFF must pay JLL a termination fee of $54,000,000 if the Merger Agreement is terminated under certain specified circumstances, including (i) following a failure by HFF to obtain the requisite stockholder approval if HFF enters into a transaction with respect to a "Competing Proposal" within 12 months of such termination, (ii) if JLL terminates the Merger Agreement following a change of recommendation by the HFF Board, (iii) if HFF terminates the Merger Agreement to enter into a "Superior Proposal" or (iv) if HFF has committed a material breach of the restrictions regarding dealing with third parties. Notwithstanding the foregoing, if within the first 45 days following the execution of the Merger Agreement, a person makes an unsolicited bona fide written "Acquisition Proposal" that, prior to the 45-day anniversary of the signing of the Merger Agreement, was determined to constitute a "Superior Proposal" and prior to such 45-day anniversary, the HFF Board validly delivered to JLL a notice of its receipt of a "Superior Proposal" in accordance with the terms of the Merger Agreement, then, subject to certain other specified conditions and limitations, HFF must pay to JLL a termination fee of $27,000,000.

Furthermore, JLL must pay HFF a termination fee of $75,000,000 if the Merger Agreement is terminated under certain specified circumstances, including (i) as a result of a judgment or other legal prohibition or restraint arising under the antitrust laws, and solely in such case, as of the date of such termination, all of the conditions other than antitrust-related conditions have been satisfied or waived other than those conditions that by their nature are only capable of being satisfied and (ii) if, upon reaching the 9-month anniversary of the Merger Agreement (which may be extended by up to 6 months under certain circumstances), JLL or HFF terminates the Merger Agreement and all of the conditions other than approval under the antitrust laws have been satisfied or waived at such time, other than conditions that by their nature would be satisfied if the closing and the closing date had occurred on the date of such termination.
Tax Matters. The Merger and the Subsequent Merger, considered together as a single integrated transaction for United States federal income tax purposes along with the other transactions effected pursuant to the Merger Agreement, are intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.
Changes to the Board. The Merger Agreement requires JLL to take all necessary action so that, as of the Effective Time, the Board will include Deborah McAneny (or, if she is not able or willing to serve, such other individually who, as of the date of the Merger Agreement, is a member of the HFF Board and is mutually agreed to by JLL and HFF), provided, however, that any such selection will be subject to approval of the Nominating and Governance Committee of the Board (such approval not to be unreasonably withheld, conditioned or delayed).
The foregoing summary of the Merger Agreement and the transactions contemplated thereby contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Merger Agreement, a copy of which is attached as Exhibit 2.1 and incorporated herein by reference.
The Merger Agreement has been included in this communication to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about JLL, Merger Sub, Merger LLC or HFF. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of JLL, Merger Sub, Merger LLC or HFF or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in JLL's or HFF's public disclosures.
Voting Agreements
As inducement to JLL, Merger Sub and Merger LLC to enter into the Merger Agreement, on March 18, 2019, certain persons, including all of the members of the HFF Board, the executive officers of HFF and certain additional employees entered into Voting Agreements with JLL (collectively, the "Voting Agreements"), pursuant to which such persons have agreed to vote any HFF Shares that they beneficially own for the adoption of the Merger Agreement and approval of the transactions contemplated thereby and against any competing proposal or other action, proposal or agreement that would reasonably be expected to result in a breach of the Merger Agreement or prevent, materially delay or adversely affect the consummation of the Merger. The Voting Agreements terminate upon certain events, including the closing of the transactions contemplated by the Merger Agreement and any termination of the Merger Agreement in accordance with its terms.
The foregoing summary of the Voting Agreements contained in this Item 1.01 does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of such agreements, copies of the form of which are attached as Exhibit 10.1 and are incorporated herein by reference.

Additional Information Regarding the Transaction and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction involving JLL and HFF, among other things. The proposed merger transaction will be submitted to the stockholders of HFF for their consideration. In connection therewith, the parties intend to file relevant materials with the SEC, including a definitive proxy statement/prospectus, which will be mailed to the stockholders of HFF. However, such documents are not currently available. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, AS APPLICABLE, INVESTORS AND SECURITYHOLDERS OF JLL AND/OR HFF ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION. Investors and securityholders may obtain free copies of the definitive proxy statement/prospectus, any amendments or supplements thereto and other documents containing important information about each of JLL and HFF, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by JLL will be available free of charge under the "Investor relations" section of JLL's website located at ir.jll.com or by contacting JLL's Investor Relations Department at (312) 252-8943 or JLLInvestorRelations@JLL.com. Copies of the documents filed with the SEC by HFF will be available free of charge under the "Investor Relations" section of HFF's website located at http://www.hfflp.com or by contacting HFF's Investor Relations Department at (7138) 852-3500 or InvestorRelations@hfflp.com.
Participants in the Solicitation
JLL and HFF and their respective directors and executive officers, certain other members of their respective management and certain of their respective employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger transaction. Information about the directors and executive officers of HFF is set forth in its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on April 28, 2018, and its annual report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 28, 2019, each of which can be obtained free of charge from the sources indicated above. Information about the directors and executive officers of JLL is set forth in its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on April 19, 2018, and its annual report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 26, 2019, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
No Offer or Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.
Cautionary Statement Regarding Forward-Looking Statements
This communication contains certain statements regarding intentions, beliefs and expectations or predictions for the future of JLL and HFF, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including statements with respect to the anticipated effects of the proposed transaction, expectations with respect to synergies, the proposed transaction's anticipated benefits to stockholders, the anticipated timing of the closing of the proposed transaction and plans with respect to the leadership of the combined company following the closing of the proposed transaction. Words such as "believes," "expects," "anticipates," "estimates," "intends," "plans," "seeks," "projects" or words of similar meaning, or future or conditional verbs, such as "will," "should," "would," "could," "may" or variations of such words and similar expressions are intended to identify such forward-looking statements, which are not statements of historical fact or guarantees or assurances of future performance. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include, without limitation, the following risks, uncertainties or assumptions: the satisfaction of the conditions precedent to the consummation of the proposed transaction, including, without limitation, the receipt of HFF stockholder and regulatory approvals on the terms desired or anticipated; unanticipated difficulties or expenditures relating to the proposed transaction, including, without limitation, difficulties that result in the failure to realize expected synergies, efficiencies and cost savings from the proposed transaction within the expected time period (if at all); potential difficulties in JLL's and HFF's ability to retain employees as a result of the announcement and pendency of the proposed transaction; JLL's ability to obtain and maintain an investment grade credit rating and obtain financing on the anticipated terms and schedule; risks relating to the value of JLL's shares to be issued in the transaction; disruptions of JLL's and HFF's current plans, operations and relationships with customers caused by the announcement and pendency of the proposed transaction; legal proceedings that may be instituted against JLL and HFF following announcement of the proposed transaction; and other factors described in JLL's annual report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 26, 2019, HFF's annual report for the fiscal year ended December 31, 2018, which was filed with the SEC on February 28, 2019, and other filings made by JLL and HFF from time to time with the SEC. The factors described in such SEC filings include, without limitation: the effect of political, economic and market conditions and geopolitical events; the logistical and other challenges inherent in operating in numerous different countries; the actions and initiatives of current and potential competitors; the level and volatility of real estate prices, interest rates, currency values and other market indices; the outcome of pending litigation; and the impact of current, pending and future legislation and regulation.
Neither JLL nor HFF undertakes, and each of them expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of March 18, 2019, by and among Jones Lang LaSalle Incorporated, JLL CM, Inc., JLL CMG, LLC and HFF, Inc.*
99.1	Form of Voting Agreement.

*
Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2019
Jones Lang LaSalle Incorporated

By: /s/ Stephanie Plaines
Name: Stephanie Plaines
Title: Executive Vice President and Chief Financial Officer